SECOND SUPPLEMENTAL INDENTURE

dated as of August 4, 2025

among

ADVANCE AUTO PARTS, INC.
as Issuer,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
as Subsidiary Guarantors

and

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

Indenture
dated as of April 16, 2020

3.900% Notes due 2030

THIS SUPPLEMENTAL INDENTURE, dated as of August 4, 2025 (this “Supplemental Indenture”), among Advance Auto Parts, Inc., a Delaware corporation (the “Company”), Advance Stores Company, Incorporated (the “Existing Guarantor”), the entities set forth in Schedule A (the “New Guarantors”) and Computershare Trust Company, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”), relating to the Company’s 3.900% Notes due 2030 (the “Notes”);
WHEREAS, Section 4.09 of the Indenture provides, among other things, that, if any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company, then, if such Domestic Subsidiary of the Company is not already a Subsidiary Guarantor, the Company shall cause such Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall become a Subsidiary Guarantor; and
WHEREAS, Section 9.01(9) of the Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of adding a Guarantee with respect to the Notes.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each of the New Guarantors, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article Ten thereof.
Section 3. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 4. This Supplemental Indenture may be signed in various counterparts (which may include counterparts delivered by any standard electronic form), which together will constitute one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of this Supplemental Indenture is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours, Company:

ADVANCE AUTO PARTS, INC.

By:	/s/ Ryan P. Grimsland
Name: Ryan P. Grimsland
Title: Executive Vice President and Chief Financial Officer

Existing Guarantor:

ADVANCE AUTO PARTS, INC.

By:	/s/ Ryan P. Grimsland
Name: Ryan P. Grimsland
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture to 2020 Indenture]

New Guarantors:

WORLDWIDE AUTO PARTS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

WESTERN AUTO OF PUERTO RICO, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

WESTERN AUTO OF ST. THOMAS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

WESTERN AUTO SUPPLY COMPANY

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

ADVANCE AUTO BUSINESS SUPPORT, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

DISCOUNT AUTO PARTS, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Second Supplemental Indenture to 2020 Indenture]

E-ADVANCE, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

B.W.P. DISTRIBUTORS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

STRAUS-FRANK ENTERPRISES LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

GENERAL PARTS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

GENERAL PARTS DISTRIBUTION LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

GENERAL PARTS INTERNATIONAL, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture to 2020 Indenture]

GOLDEN STATE SUPPLY LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture to 2020 Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:    /s/ Corey J. Dahlstrand___________
    Name:    Corey J. Dahlstrand
    Title:    Vice President

[Signature Page to Second Supplemental Indenture to 2020 Indenture]

Schedule A

New Guarantors

1.Worldwide Auto Parts, Inc., a California corporation
2.Western Auto of Puerto Rico, Inc., a Delaware corporation
3.Western Auto of St. Thomas, Inc., a Delaware corporation
4.Western Auto Supply Company, a Delaware corporation
5.Advance Stores Company, Incorporated, a Virginia corporation
6.Advance Auto Business Support, LLC, a Virginia limited liability company
7.Discount Auto Parts, LLC, a Virginia limited liability company
8.E-Advance, LLC, a Virginia limited liability company
9.B.W.P. Distributors, Inc., a New York corporation
10.Straus-Frank Enterprises LLC, a Texas limited liability company
11.General Parts, Inc., a North Carolina corporation
12.General Parts Distribution LLC, a North Carolina limited liability company
13.General Parts International, LLC, a North Carolina limited liability company
14.Golden State Supply LLC, a Nevada limited liability company